SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 23, 2006
(date of earliest event reported)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Asset Securitization Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2)

MASTR ASSET SECURITIZATION TRUST 2006-2
(Exact name of Issuing Entity as specified in its charter)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of Depositor as specified in its charter)

UBS REAL ESTATE SECURITIES INC.
(Exact name of Sponsor as specified in its charter)
MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of Registrant as specified in its charter)
Delaware	333-130373-02	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement

Cenlar FSB (“Cenlar”) agreed to service certain residential mortgage loans (the “Serviced Loans”), for the benefit of U.S. Bank National Association, as trustee, pursuant to the provisions of that certain servicing agreement, dated as of January 1, 2006, among Wells Fargo Bank, N.A., as master servicer, (the “Master Servicer”), UBS Real Estate Securities Inc. (“UBSRES”), as seller, and Cenlar, as servicer (the “Cenlar Servicing Agreement”).

Pursuant to the termination agreement, dated as of June 1, 2006, by and among the Master Servicer, UBSRES and Cenlar, the Master Servicer, UBSRES and Cenlar have agreed to terminate the Cenlar Servicing Agreement, with respect to the Serviced Loans, effective as of June 1, 2006.  Such termination agreement is attached hereto as Exhibit 99.1 below.

Section 6 – Asset-Backed Securities

Item 6.02.  Change in Servicer or Trustee

Wells Fargo Bank, N.A. (the “Servicer”), has agreed to service certain residential mortgage loans, effective as of June 1, 2006, for the benefit of U.S. Bank National Association, as trustee (the “Trustee”) pursuant to the provisions of that certain servicing agreement, dated as of November 1, 2005 (attached hereto as Exhibit 99.2), between UBS Real Estate Securities Inc. and the Servicer as modified in accordance with the terms of the servicing agreement dated as of June 1, 2006 (attached hereto as Exhibit 99.3), between the Servicer and the Trustee.

The following information is required by Item 1108(b) through (d) of Regulation AB and is regarding Wells Fargo Bank, N.A. (“Wells Fargo”), as servicer:

WELLS FARGO BANK, N.A.

Wells Fargo Bank, N.A. is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo's automated loan servicing system.  Wells Fargo then makes reasonable efforts to collect all payments called for under the Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans.  Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo's automated servicing system. If timely payment is not received, Wells Fargo's automated loan servicing system automatically places the Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo's automated loan servicing system automatically removes the Loan from that collection queue.

When a Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo will obtain lender-placed insurance at the borrower's expense.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

Termination Agreement, dated as of June 1, 2006, by and among Wells Fargo Bank, N.A., as master servicer, UBS Real Estate Securities Inc., as seller, and Cenlar FSB, as servicer.

99.2

Seller’s Warranties and Servicing Agreement, dated as of November 1, 2005, between UBS Real Estate Securities Inc., as purchaser, and Wells Fargo Bank, N.A., as company.

99.3

Servicing Agreement, dated as of June 1, 2006, by and between Wells Fargo Bank, N.A., as servicer, and U.S. Bank National Association, as trustee, and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By: /s/     Sameer Tikoo

Name:

Sameer Tikoo

Title:

Associate Director

By: /s/     Peter Slagowitz

Name:

Peter Slagowitz

Title:

Managing Director

Dated:  June 23, 2006

Exhibit Index

Exhibit No.

99.1

Termination Agreement, dated as of June 1, 2006, by and among Wells Fargo Bank, N.A., as master servicer, UBS Real Estate Securities Inc., as seller, and Cenlar FSB, as servicer.

99.2

Seller’s Warranties and Servicing Agreement, dated as of November 1, 2005, between UBS Real Estate Securities Inc., as purchaser, and Wells Fargo Bank, N.A., as company.

99.3

Servicing Agreement, dated as of June 1, 2006, by and between Wells Fargo Bank, N.A., as servicer, and U.S. Bank National Association, as trustee, and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer.